SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2009 (September 29, 2009)

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501
(Commission File Number)	(I.R.S. Employer Identification No.)

122 Fifth Avenue, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Credit Facility

On September 30, 2009, Barnes & Noble, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, collateral agent and swing line lender, and other lenders, under which the lenders committed to provide up to $1 billion in commitments under a four-year asset-backed revolving credit facility (the “Credit Facility”).  Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Retail Finance, LLC are the joint lead arrangers for the Credit Facility.

The Company and certain of its subsidiaries will be permitted to borrow under the Credit Facility.  The Credit Facility will be secured by substantially all of the inventory, accounts receivable, securities, cash and cash equivalents and certain other collateral of the borrowers and guarantors under the Credit Facility (collectively, the “Loan Parties”), but excluding the equity interests in the Company and its subsidiaries, intellectual property, equipment and certain other property.  The borrowers have the option to grant a security interest in their material real property in the future.

The commitments by the lenders under the Credit Facility are subject to borrowing base restrictions.  Up to $100 million of the Credit Facility may be used for the issuance of letters of credit and up to $75 million of the Credit Facility may be used for the making of swing line loans.  In addition, the Company has the option to request the increase in commitments under the Credit Agreement by up to $300 million subject to certain restrictions.

Interest under the Credit Facility will accrue, at the election of the Company, at Base Rate or LIBO Rate, plus, in each case, an Applicable Margin, which is determined by reference to the level of Availability as defined in the Credit Agreement with the Applicable Margin for LIBO Rate loans ranging from 3.50% to 4.00% and the Applicable Margin for Base Rate loans ranging from 2.50% to 3.00%.  In addition, commitment fees ranging from 0.50% to 1.00% (determined by reference to the level of usage under the Credit Facility) are also payable on unused commitments.  Letter of Credit fees are payable on the maximum daily amount to be drawn under a letter of credit at a rate equal to the Applicable Margin for LIBO Rate Loans ranging from 3.50% to 4.00%.

The Credit Agreement limits the Company’s ability to incur additional indebtedness, create liens, make investments, make restricted payments or specified payments and merge or acquire assets, among other things.  In addition, certain additional covenants (including fixed charge coverage ratio requirements) would be triggered if Availability were to fall below certain specified levels. The lenders will assume dominion and control over the Loan Parties’ cash if Availability falls below (a) the greater of (i) 20% of the Loan Cap (as defined in the Credit Agreement) or (ii) $135 million for five consecutive calendar days or (b) 17% of the Loan Cap at any time or if an event of default occurs (a “Trigger Event”), subject to certain exceptions with respect to Barnes & Noble College Booksellers, Inc. and its subsidiaries.  A Trigger Event will terminate when Availability exceeds the greater of 20% of the Loan Cap or $135 million for a period of 45 consecutive calendar days or if such event of default is waived, provided that a Trigger Event shall be deemed continuing (even if Availability exceeds the required amount for 45 consecutive calendar days) after a Trigger Event has occurred and been discontinued on three occasions during the term of the Credit Facility.

The Credit Agreement contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to similar obligations, customary ERISA defaults, certain events of bankruptcy and insolvency, judgment defaults, the invalidity of liens on collateral, change of control, cessation of business or the liquidation of material assets of the Loan Parties taken as a whole, the occurrence of an uninsured loss to a material portion of collateral and failure of the obligations under the Credit Facility to constitute senior indebtedness under any subordinated indebtedness.

The Company will pay certain customary fees and expenses in connection with obtaining the lenders’ commitments pursuant to the terms of a related fee letter.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Seller Notes

On September 30, 2009, in connection with the closing of the Acquisition described under Item 2.01 below, the Company issued to Leonard and Louise Riggio (i) a senior subordinated note in the principal amount of $100 million, payable in full on December 15, 2010, with interest of 8% per annum payable on the unpaid principal amount (the “Senior Seller Note”), and (ii) a junior subordinated note in the principal amount of $150 million, payable in full on the fifth anniversary of the closing of the Acquisition, with interest of 10% per annum payable on the unpaid principal amount (the “Junior Seller Note”; and together with the Senior Seller Note, the “Seller Notes”).  Mr. Riggio is the Chairman of the Company’s Board of Directors and the beneficial owner of approximately 30.8% of the Company’s outstanding common stock.

The Seller Notes are unsecured and subordinated to the obligations under the Credit Facility described above and certain other senior obligations.  The Company may prepay the Seller Notes at any time without premium or penalty to the extent not prohibited by the senior debt documents, provided that the Company may not prepay the Junior Seller Note until the Senior Seller Note has been repaid in full.  In the event of a change in control (as defined in the Seller Notes) of the Company, the Sellers will have the right to require the Company to repurchase the Seller Notes for cash at 100% of the principal amounts thereof plus accrued interest.  The Seller Notes contain certain covenants with respect to the incurrence of indebtedness, liens, and merger and consolidation transactions. Events of default in the Seller Notes include payment defaults, covenant defaults, cross-defaults to senior obligations and certain events of bankruptcy and insolvency.  The foregoing description of the Seller Notes does not purport to be complete and is qualified in its entirety by reference to the Seller Notes, copies of which are attached as

Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02            Termination of a Material Definitive Agreement

In connection with the entry into the Credit Facility described under Item 1.01, the Company repaid all amounts outstanding under its prior credit facility with Bank of America, N.A. as administrative agent, and the other lenders party thereto, and terminated such credit facility effective as of September 30, 2009.

Item 2.01           Completion of Acquisition or Disposition of Assets

On September 30, 2009, the Company completed the previously announced acquisition (the “Acquisition”) of Barnes & Noble College Booksellers, Inc. (“B&N College”) from Leonard Riggio and Louise Riggio (the “Sellers”) pursuant a Stock Purchase Agreement dated as of August 7, 2009 among the Company and the Sellers (the “Purchase Agreement”).  Mr. Riggio is the Chairman of the Company’s Board of Directors and the beneficial owner of approximately 30.8% of the Company’s outstanding common stock.

The purchase price paid to the Sellers under the Purchase Agreement was $596 million, consisting of $346 million in cash and $250 million in aggregate principal amount of the Seller Notes described under Item 1.01 above.  However, pursuant to the terms of the Purchase Agreement, the cash paid to the Sellers was reduced by approximately $82 million in cash bonuses paid by B&N College to 192 members of its management team and employees (the “Bonus Recipients”), not including Leonard Riggio.

The consideration paid to the Sellers under the Purchase Agreement was determined by arms’-length negotiation between the Sellers and a special committee of the Board of Directors of the Company comprised solely of independent directors (the “Transaction Committee”), and no specific formula or principle (as used in Item 2.01(d) of Form 8-K) was used in determining the amount of consideration paid by the Company in the Acquisition.  The Transaction Committee, with the assistance of its independent financial advisor, considered a number of factors in negotiating the purchase price for the Acquisition, including, without limitation, traditional valuation methods and the fairness opinion from its financial advisor.

The Company financed the Acquisition through $250 million of seller financing, $150 million from the Credit Facility and the remainder from both the Company’s and B&N College’s cash on hand.

Pursuant to the terms of the Purchase Agreement, prior to the closing of the Acquisition, B&N College distributed to the Sellers certain assets that are not related to B&N College’s core business, including common stock in the Company.  In connection with such distribution, 667,058 shares of the common stock in the Company previously held by B&N College were transferred to certain of the Bonus Recipients.

In connection with the Acquisition, B&N College amended and restated its existing long-term supply agreement with MBS Textbook Exchange, Inc. (“MBS”), a textbook wholesaler that is majority-owned by Leonard Riggio, Stephen Riggio and other members of the Riggio family. Also in connection with the closing of the Acquisition, on September 30, 2009, the Company terminated its existing license agreement with Textbooks.com, Inc., which is wholly-owned by Leonard Riggio, and as a result will no longer pay a royalty with respect to online textbook sales.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth under Item 1.02 above with respect to the prepayment of the Company’s prior credit facility is incorporated into this Item 2.04 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 29, 2009, subject to and effective upon the closing of the Acquisition, the Board of Directors of the Company authorized a change in the Company’s fiscal year end from the Saturday closest to the last day of January to the Saturday closest to the last day of April, which is the same fiscal year end used by B&N College, to better align the Company’s fiscal year with that of both companies’ business cycles.  As a result, the Company’s 2010 fiscal year will begin on May 3, 2009 and end on May 1, 2010.  The Company expects to file a transition report for the three-month transition period of February 1, 2009 through May 2, 2009 on Form 10-QT.

In connection with the change in the Company’s fiscal year end, also on September 29, 2009, the Board of Directors approved an amendment (the “Amendment”) to the Company’s Amended and Restated By-laws in order to reflect the fact that the Company’s annual meeting of shareholders for 2010 will occur at a later date as a result of the change in fiscal year end.  In light of the work required to prepare for the annual meeting, including the preparation of a proxy statement (which can only be completed after the preparation of audited financials), the Company will not be able to hold the annual meeting of shareholders for 2010 within thirteen months after the last annual meeting, as required by the Amended and Restated By-laws (prior to the Amendment).  As amended, the Amended and Restated By-laws provide an exception to this requirement with respect to the 2010 annual meeting of shareholders only.  The Company expects to hold the 2010 annual meeting of shareholders no later than September 30, 2010.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01           Other Events

On September 30, 2009, the Company issued a press release announcing the entry into the Credit Facility, the completion of the Acquisition and the change in the Company’s fiscal year end.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits

(a)           Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date by which this Current Report is required to be filed.

(b)           Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date by which this Current Report is required to be filed.

(d)           Exhibits

3.1	Amendment to Amended and Restated By-laws

10.1	Credit Agreement dated September 30, 2009

10.2	Senior Subordinated Seller Note dated September 30, 2009

10.3	Junior Subordinated Seller Note dated September 30, 2009

99.1	Press Release dated September 30, 2009

Forward-Looking Statements -- This Form 8-K may contain “forward-looking statements.”  Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company.  These statements are subject to risks and uncertainties that could cause actual results to differ materially.  These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product shortages, and other factors which may be outside of the company’s control.   Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

October 1, 2009	By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi
Chief Financial Officer